Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-235667, 333-220044, 333-190795, 333-168273, 333-135773, 333-107470, 333-57503, 333-49865 and 333-14533 on Form S-8 and Registration Statement Nos. 333-228024, 333-205175, 333-172359 and 333-15545 on Form S-3, of our report dated April 30, 2020, relating to the consolidated financial statements of Apex Global Brands Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Apex Global Brands Inc. for the year ended February 1, 2020.

/s/ Deloitte & Touche LLP
Los Angeles, California April 30 , 2020